EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form F-3, Registration No. 333-12074, Registration No. 333-115598 and Registration No. 333-117954 and on Form S-8 Registration No. 333-12844 and Registration No. 333-111437, pertaining to the RADA Electronic Industries Ltd.'s 1993, 1994, 1996, 1999 Stock Option Plans, and warrants to directors and pertaining to the Prospectus of RADA Electronic Industries Ltd. for the registration of 13,507,146 shares of its Ordinary shares of our report dated March 1, 2005, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. and its subsidiary included in the Annual Report on Form 20-F for the year ended December 31, 2004.




                                             /S/ Kost Forer Gabbay & Kasirer
                                             Kost Forer Gabbay & Kasirer
                                             A Member of Ernst & Young Global

Tel Aviv, March 30, 2005